UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 31, 2007

STARTEK, INC.
 (Exact name of registrant as specified in its charter)

DELAWARE	1-12793	84-1370538
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

44 Cook Street, 4th Floor, Denver, Colorado	80206
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (303) 399-2400

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

In addition to the statement of work for certain services supporting Cingular’s Business End User Care program (filed with StarTek Inc.’s Form 10-K for the year ended December 31, 2006), StarTek USA, Inc. (“StarTek”) and AT&T Mobility, LLC (f/k/a Cingular Wireless, LLC) (“AT&T”) have also been negotiating the terms of a new statement of work for certain other call center services (“new SOW”) that would supersede the current contract between them for those other services. Pricing and general terms for the new SOW have been agreed to at a management level. Some legal wordsmithing is being resolved, after which the new SOW must go through the internal AT&T approval process.

To allow time for that approval process, AT&T proposed and StarTek signed an extension of the term of the current contract through July 31, 2007. As of the date of this Form 8-K, StarTek is waiting to receive confirmation of AT&T’s signature on the extension and anticipates that the internal approval process for AT&T will be complete in advance of such July 31st expiration. StarTek does not anticipate any interruption in such services for AT&T.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

STARTEK, INC.

Date: May 31, 2007

By: /s/ D. Michael Clayton
D. Michael Clayton
Senior Vice President and Secretary